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                                                                  Execution Copy

                             STOCKHOLDERS AGREEMENT

     STOCKHOLDERS AGREEMENT (the "Agreement") made the 28th day of March, 2000 by and among DUALSTAR TECHNOLOGIES CORPORATION, a Delaware corporation (the "Company"), and BLACKACRE CAPITAL MANAGEMENT L.L.C. and CERBERUS CAPITAL MANAGEMENT, L.P. on behalf of various funds and accounts (collectively, "Blackacre"), and Gregory Cuneo and Robert J. Birnbach (such persons or entities, each of which is listed on Schedule "A" hereto, are hereinafter referred to individually as a "Stockholder" or collectively as the "Stockholders", unless otherwise individually named).

     WHEREAS, the Stockholders are stockholders, or may hereafter become stockholders upon conversion or exercise of outstanding securities, of the Company, and the Stockholders desire to make certain arrangements among themselves and with the Company.

     NOW, THEREFORE, in consideration of the foregoing premise and the covenants and agreements contained herein, the parties agree as follows:

     1. Nomination of Directors. Commencing with the 1999 Annual Meeting of Stockholders of the Company (to be held in early 2000), and at each stockholders meeting thereafter at which directors of the Company are to be elected, for so long as Blackacre beneficially owns shares of Stock representing (or securities convertible into or exercisable for) at least twenty percent (20%) of the Stock of the Company outstanding on a fully-diluted basis, the Company shall recommend to shareholders of the Company for election as Directors of the Company, that number of persons designated by Blackacre as shall constitute a simple majority of the Board as then constituted (the "Blackacre Designees").

     2. Voting. So long as Blackacre beneficially owns shares of Stock representing (or securities convertible into or exercisable for) at least twenty percent (20%) of the Stock of the Company outstanding on a fully-diluted basis, each Stockholder will vote, or direct the voting of, all of the shares of common stock, par value $.01 per share, of the Company (the "Stock") as to which such Stockholder now has or hereafter shall have voting power (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act") at all meetings of stockholders of the Company for the election of Directors, or shall express or direct the expression of consent to any such action of stockholders taken without a meeting, for the election as Directors of (x) the Blackacre Designees and (y) one (1) person nominated by Gregory Cuneo and Robert
J. Birnbach.

     3. Tag-Along Sale Rights.

          3.1. Tag-Along by Blackacre. If any of the Stockholders other than Blackacre, at any time or from time to time, in one or in a series of transactions, enters into an agreement to transfer, sell or otherwise dispose of, directly or indirectly (a "Tag-Along Sale"), any Stock to any


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     person or entity, Blackacre shall have the right to participate in such
     Tag-Along Sale by selling up to the total number of shares of Stock proposed to be sold in the Tag-Along Sale by all Stockholders (other than Blackacre) participating in the Tag-Along Sale pursuant to Section 3.3.

          3.2. Tag Along by Stockholders Other than Blackacre. If Blackacre at any time or from time to time, in one or in a series of transactions, enters into a Tag-Along Sale in respect of any Stock to any person or entity, all Stockholders other than Blackacre shall have rights to participate in such Tag-Along Sale by selling up to the total number of shares of Stock proposed to be sold in the Tag-Along Sale by Blackacre pursuant to Section 3.3.

          3.3. Notice. Any Stockholder shall, if participating in a Tag-Along Sale (the Notifying Stockholder"), promptly provide the other Stockholders with written notice of such Tag-Along Sale. The Notice shall set forth: (i) the name and address of the proposed transferee or purchaser of the Stock in the Tag-Along Sale; (ii) the name of the seller or transferor and the number of shares proposed to be transferred or sold; (iii) the proposed amount and form of consideration to be paid for such shares and the terms and conditions of payment offered by the proposed transferee or purchaser;
     (iv) the number of shares that Blackacre or the Stockholders other than Blackacre, as the case may be, are entitled to include in the Tag-Along Sale; and (v) that the proposed transferee or purchaser has been informed of the "tag-along rights" provided for in this Article 3 and has agreed to purchase Stock in accordance with the terms thereof. Upon receipt of a Notice, the recipient Stockholder (the "Recipient") shall within ten (10) days thereafter give written notice (the "Recipient Notice") to the Notifying Stockholder and the Company of the Recipient's election (including number of shares) to be included in the Tag-Along Sale. If a Recipient fails to provide the Recipient Notice as provided herein, the Notifying Stockholder is thereafter free to sell in accordance with the terms set forth in the Notice. Based on the application of the foregoing, the Company or any officer shall determine the aggregate number of shares of Stock to be sold by the Stockholder in any given Tag-Along Sale.

          3.4. Type of Consideration. The provisions of this Article 3 shall apply regardless of whether the consideration received in the Tag-Along Sale is cash, debt, equity securities, property-in-kind, or any combination thereof.

          3.5. Duration. The Tag-Along Sale rights granted in this Article 3 shall continue from the date hereof for so long as Blackacre holds any Stock, or until the date, if earlier, when the other shareholders cease to own any Stock, and then shall terminate and be of no further force and effect.

     4. Miscellaneous.

          4.1. Amendment. This Agreement and the Schedule hereto may not be amended except by an instrument in writing signed by or on behalf of each of the parties hereto.



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          4.2. Waiver. Any agreement on the part of a party hereto to any extension or waiver shall be valid only if set forth in an instrument in writing signed by or on behalf of such party.

          4.3. Governing Law. The interpretation and construction of this Agreement, and all matters relating hereto, shall be governed by the laws of the State of New York.

          4.4. Captions. The Section captions used herein are for reference purposes only, and shall not in any way affect the meaning or interpretation of this Agreement.

          4.5. Publicity. None of the parties hereto shall issue any press release or make any other public statement, in each case relating to or connected with or arising out of this Agreement or the matters contained herein, without obtaining the prior approval of the other parties to the contents and the manner of presentation and publication thereof, except such reports or other notices that the party issuing or making same has been advised by counsel are required pursuant to applicable law or regulation.

          4.6. Notice. Any notice required hereunder shall be in writing and shall be sufficiently given if delivered or sent by reputable overnight courier and facsimile transmission (in each case with evidence of receipt), addressed to the Company at its principal office and to the Stockholders at the addresses set forth on Schedule A hereto. Any party may change such address by like notice. Such notice shall be deemed to have been given as of the next business day after it was deposited with the courier service.

          4.7. Parties in Interest. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

          4.8. Counterparts. This Agreement may be executed in two or more counterparts, all of which taken together shall constitute one instrument.

          4.9. Entire Agreement. This Agreement, including the Schedule referred to herein, which forms a part hereof, contains the entire understanding of the parties hereto with respect to the subject matter contained herein and therein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.



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     IN WITNESS WHEREOF, each of the parties has executed this Agreement on the date first set forth above.



CERBERUS CAPITAL MANAGEMENT,           DUALSTAR TECHNOLOGIES CORPORATION
  L.P., on behalf of various funds
  and accounts


By: /s/ Mark A. Neporent               By: /s/ Gregory Cuneo
    -------------------------------        ---------------------------------
    Mark A. Neporent                       Gregory Cuneo
                                           President and Chief Executive Officer

                                           /s/ Gregory Cuneo
                                           ---------------------------------
                                           Gregory Cuneo, individually


BLACKACRE CAPITAL MANAGEMENT               /s/ Robert J. Birnbach
  L.L.C., on behalf of various funds       ---------------------------------
  and accounts                             Robert J. Birnbach, individually


By: /s/ Ronald J. Kravit
    -------------------------------
    Ronald J. Kravit


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                                   SCHEDULE A*

               NAMES, ADDRESSES AND STOCK OWNERSHIP OF THE COMPANY


              NAME AND ADDRESS                       COMMON STOCK OWNERSHIP
----------------------------------------------- -------------------------------

                                                             435,000
Gregory Cuneo
c/o DualStar Technologies Corporation
One Park Avenue
New York, New York 10016
Fax No.  212-616-6254

Robert J. Birnbach                                             2,000
c/o DualStar Technologies Corporation
One Park Avenue
New York, New York 10016
Fax No.  212-616-6254

Cerberus Partners, L.P.                                           --
450 Park Avenue, 28th Floor                                  -------
New York, New York 10022
Fax No. 212-593-5955

Blackacre Capital Management L.L.C.                               --
450 Park Avenue, 28th Floor                                  -------
New York, New York 10022
Fax No. 212-593-5955

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* As of 3/17/00.


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